Exhibit 5.1

200 Clarendon Street Boston, Massachusetts 02116 Tel: +1.617.948.6000 Fax: +1.617.948.6001 www.lw.com
FIRM / AFFILIATE OFFICES

	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
July 31, 2020	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
BioXcel Therapeutics, Inc.	London	Singapore
555 Long Wharf Drive	Los Angeles	Tokyo
New Haven, Connecticut 06511	Madrid	Washington, D.C
Milan

Re:	Registration Statement on Form S-3 (Registration No. 333-240118)

Ladies and Gentlemen:

We have acted as special counsel to BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with (i) the proposed issuance of 4,000,000 shares (the “Company Shares”) of common stock, $0.001 par value per share (the “Common Stock”), by the Company and (ii) the proposed sale of up to 600,000 shares (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”) of Common Stock by the selling stockholders named in the Prospectus (as defined below) that may be issued and sold upon exercise of the underwriters’ option to purchase additional shares, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2020 (Registration No. 333-240118), (as so filed and as amended, the “Registration Statement”), a base prospectus dated July 27, 2020 (the “Base Prospectus”) and a prospectus supplement dated July 28, 2020 filed with the Commission pursuant to Rule 424(b) under the Act (together with Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated July 28, 2020, among BofA Securities, Inc., as representative of the several underwriters listed on Schedule I thereto, the selling stockholders named therein and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated July 28, 2020 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP